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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement No. 333-130315, No. 333-132489 and No. 333-184485, each on Form S-3, and Registration Statement No. 333-181970, No. 333-122737 and No. 333-129781, each on Form S-8, of our reports dated March 1, 2013, relating to the consolidated financial statements of Copano Energy, L.L.C. and the effectiveness of Copano Energy, L.L.C.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2012.

      We also consent to the incorporation by reference in the above named Registration Statements of our Independent Auditor's Reports dated March 1, 2013, relating to the consolidated financial statements of Eagle Ford Gathering LLC and the financial statements of Bighorn Gas Gathering, L.L.C., appearing in this Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2012.

/s/Deloitte & Touche LLP
Houston, Texas
March 1, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM